UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2024

ORGENESIS INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation	Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2024, Orgenesis Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment to the 2017 Equity Incentive Plan (the “2017 Plan”) to increase the number of shares available for the grant of awards by 9,000,000 shares. A detailed summary of the material features of the 2017 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2024. That summary and the foregoing description is qualified in its entirety by reference to the text of the 2017 Plan, as amended, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

As previously disclosed in the Proxy Statement, each of Guy Yachin, Dr. David Sidransky and Mario Philips did not stand for re-election at the Annual Meeting. Accordingly, the terms of each of Mr. Yachin, Dr. Sidransky and Mr. Philips on the Board of Directors ended effective as of June 27, 2024. The decision of each of Mr. Yachin, Dr. Sidransky and Mr. Philips not to stand for re-election was not the result of any disagreement between the Company and themselves on any matter relating to the Company’s operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

As of May 1, 2024, the record date for the Annual Meeting, there were 34,380,280 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding. A quorum of common stockholders, present virtually in person or by proxy, representing 14,797,412 shares of Common Stock, or approximately 43% of the shares entitled to vote, was present at the Annual Meeting. A description of the material terms of each proposal set forth below were included in the Proxy Statement. The final voting results of the Annual Meeting are set forth below.

1. Proposal to elect directors to serve until the 2025 Annual Meeting of Stockholders.

The Company’s stockholders elected each of the Company’s five nominees for director to serve a term of one year to expire at the 2025 annual meeting of stockholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld
Vered Caplan	8,842,555	225,352
Yaron Adler	8,692,479	375,428
Ashish Nanda	8,734,600	333,307
Curtis Slipman	8,840,607	227,300
Mark Goodman	8,841,805	226,102

On June 25, 2024, Kevin Choquette, a director nominee, notified the Company of his decision to withdraw as a nominee for election as a director at the Annual Meeting.

2. Proposal to approve an amendment to the 2017 Equity Incentive Plan to increase the number of shares available for the grant of awards by 9,000,000 shares;

Votes For	Votes Against	Abstain	Broker Non-Votes
8,562,167	498,507	7,233	5,729,505

3. Proposal to ratify the appointment of Kesselman & Kesselman C.P.A.s, a member firm of PricewaterhouseCoopers International Limited, as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Votes For	Votes Against	Abstain
14,687,181	23,963	86,268

Proposals 1, 2 and 3 received the requisite number of votes and were approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Orgenesis Inc. 2017 Equity Incentive Plan, as amended

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

Date: June 27, 2024	By:	/s/ Victor Miller
Victor Miller
Chief Financial Officer, Treasurer and
Secretary